SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated January 17, 2008

of

ZALE CORPORATION

A Delaware Corporation

IRS Employer Identification No. 75-0675400

SEC File Number 001-04129

901 West Walnut Hill Lane

Irving, Texas  75038

(972) 580-4000

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                Effective January 17, 2008, the Board of Directors of Zale Corporation (the “Company”) appointed Richard C. Breeden and James M. Cotter as directors of the Company.  Mr. Breeden also has been appointed to serve on the Nominating and Corporate Governance and Strategy Committees, and Mr. Cotter to serve on the Compensation and Strategy Committees.

                Mr. Breeden is the Chief Executive Officer and Chief Investment Officer of Breeden Partners and its manager Breeden Capital Management. In addition, since 1996, he has been the Chairman of Richard C. Breeden & Co., a professional services firm specializing in strategic consulting, financial restructuring and corporate governance advisory services. Prior to forming Richard C. Breeden & Co., from 1993 to 1996, he served as Chairman of the International Financial Services Industry Practice of the accounting firm, Coopers & Lybrand. From 1989 through 1993, Mr. Breeden served as Chairman of the United States Securities & Exchange Commission. He has served on the boards of numerous public and private companies in the U.S. and Europe. He currently serves as the non-executive chairman of H&R Block, Inc., and as a member of the board of BBVA of Spain.

                James M. Cotter is a founding partner of Breeden Capital Management and is a Senior Managing Director of Richard C. Breeden & Co. Prior to joining Richard C. Breeden & Co. in 2005, Mr. Cotter was a senior partner and Vice Chairman of the law firm Simpson Thacher & Bartlett LLP. Mr. Cotter joined Simpson Thacher in 1971 and became a partner in 1975.

                On January 21, 2008, but effective as of December 20, 2007, the Company entered into an Employment Agreement with Neal Goldberg.

                Pursuant to the terms of the Employment Agreement, Mr. Goldberg will receive (1) $925,000 per annum in base compensation, (2) a relocation and sign-on bonus of $800,000, inclusive of relocation costs, (3) options to purchase 300,000 shares of common stock at a purchase price of $16.17 per share (the closing price on the December 20, 2007, date of grant), subject to four year vesting, (4) 250,000 shares of restricted stock, subject to three year vesting, (5) an annual incentive bonus based upon the Company’s performance, with a target level of 125% of base compensation and a maximum level of 200% of base compensation, subject to a guaranty of the target bonus level for the first twelve months of employment, (6) reimbursement of up to $25,000 in legal fees attendant to negotiation of his employment agreement, and (7) customary benefits including vacation.  The Employment Agreement also provides for various benefits in the event of the termination of Mr. Goldberg’s employment.  The Employment Agreement provides for an initial term of three years and automatic one year renewals  on each anniversary unless previously terminated.

Item 9.01	Financial Statements and Exhibits

	10.1	Neal Goldberg Employment Agreement as of January 21, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION

	By:	/s/ Rodney Carter
Rodney Carter
Executive Vice President, Chief Financial Officer and
Chief Administrative Officer

January 23, 2008